UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2026

Everspin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37900 (Commission File Number)	26-2640654 (IRS Employer Identification No.)
5670 W. Chandler Blvd.
Suite 130
Chandler, Arizona 85226
(Address of principal executive offices, including zip code)
(480) 347-1111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2026, Everspin Technologies, Inc. (the “Company”) and Amentum Services Inc. (“Contractor”) entered into Subcontract Number S26-03-01 and a Statement of Work (collectively, the “Agreement”), structured as an IDIQ Subcontract with Firm Fixed Price Task Orders, in connection with the Microelectronics Research, Development, Test, and Evaluation (“RDT&E”) program under Prime Contract Number FA8075-18-D-0014 (the “Prime Contract”) issued by Naval Surface Warfare Center, Crane Division (“NSWC Crane”) to Contractor. The overall objective of the Prime Contract with the Contractor is for the U.S. government to have a set of proven processes and manufacturing capability that will result in new Toggle Magnetoresistive Random Access Memory (“MRAM”) that the U.S. government will then be able to purchase for use in strategic systems.

The primary purpose of the Agreement is to provide Information Analysis Center Multiple Award Contract related Scientific and Technical Information deliverables by performing RDT&E and other Research and Development related analytical services in achieving the Requiring Activity’s mission requirements. Key technical obligations of the Company include managing the program and developing on-shore Toggle MRAM Production capability; providing process technology and engineering services; providing electrical characterization results; and providing statistical process control matching with physical dimension details with the goal of providing a qualified process to manufacture Contractor Toggle MRAM products. The Company will provide process know-how and IP for Toggle MRAM manufacturing in case the Company exits the Toggle MRAM business while executing the agreement.

The Agreement is structured as a Firm Fixed Price contract. Pursuant to the Agreement, milestone payments are structured across two phases over a 30-month period of performance from April 20, 2026 through November 21, 2028, with payments triggered upon completion of each milestone deliverable, for a total aggregate value of $40,000,000. Contractor reserves the right to terminate the Agreement for convenience, but only if and to the extent that NSWC Crane first terminates the Prime Contract. In the event of termination for convenience, Contractor agrees to pay the Company the full amounts paid or obligated to vendors, subcontractors, and suppliers, as well as any ancillary costs or expenses. Option periods apply, and Contractor reserves the right to unilaterally exercise one or more option periods, in whole or in part, by written notice no later than one day prior to the stated option period. Additionally, Contractor may unilaterally require continued performance of any services at the rates specified in the final option period, with any such extension of performance not to exceed six months.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties, and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties are more fully described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC on March 4, 2026, and its subsequent filings with the SEC from time to time. The Company does not undertake any obligation to update any forward-looking statements.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: April 29, 2026

	By:	/s/ William Cooper
William Cooper
Chief Financial Officer